Exhibit 99.1

Booking Holdings Reports Financial Results for 2nd Quarter 2023

NORWALK, CT – August 3, 2023. . . Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its second quarter 2023 financial results:
•Gross travel bookings, which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations, were $39.7 billion, an increase of 15% from the prior-year quarter.
•Room nights booked increased 9% from the prior-year quarter.
•Total revenues were $5.5 billion, an increase of 27% from the prior-year quarter.
•Net income was $1.3 billion, an increase of 51% from the prior-year quarter.
•Net income per diluted common share was $34.89, an increase of 66% from the prior-year quarter.
•Non-GAAP net income was $1.4 billion, an increase of 79% from the prior-year quarter.
•Non-GAAP net income per diluted common share was $37.62, an increase of 97% from the prior-year quarter.
•Adjusted EBITDA was $1.8 billion, an increase of 64% from the prior-year quarter.
The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"In the second quarter, we continued to see robust leisure travel demand, which helped drive stronger than expected room nights and gross bookings results in the quarter," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We have seen these strong trends continue into July, and we are currently preparing for what we expect to be a record summer travel season in the third quarter. We are particularly excited about our recently announced generative AI-enabled travel assistants at both Priceline and Booking.com, and look forward to learning which elements customers value the most."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•excludes accruals related to settlements of certain indirect tax matters,
•excludes significant losses on assets classified as held for sale,
•excludes significant gains and losses on sale and leaseback transactions,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and impairment and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes amortization expense of intangible assets,
•excludes interest received on tax payments refunded pursuant to settlement with authorities,
•excludes the impact of net unrecognized tax benefits related to certain income tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest expense, and to the extent not included in the adjustments listed above, interest and dividend income, and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2023 and 2022. We are not able to provide a reconciliation between forward-looking adjusted EBITDA and GAAP net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; the adverse impact of the COVID-19 pandemic; adverse changes in relationships with third parties on which the Company depends; success of the Company's marketing efforts; rapid technological and other market changes; the Company's ability to attract and retain qualified personnel; changes in the presentation of travel search results and the auctions for search placement; impacts of impairments and changes in accounting estimates; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; the Company's facilitation of payments; foreign currency exchange rates; financial risks relating to the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
We will be posting our prepared remarks to the Booking Holdings investor relations website after the conclusion of the earnings call.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,602	$12,221
Short-term investments (Available-for-sale debt securities: Amortized cost of $650 and $176, respectively)	640	175
Accounts receivable, net (Allowance for expected credit losses of $87 and $117, respectively)	2,805	2,229
Prepaid expenses, net	849	477
Other current assets	453	696
Total current assets	19,349	15,798
Property and equipment, net	732	669
Operating lease assets	608	645
Intangible assets, net	1,722	1,829
Goodwill	2,821	2,807
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $37 and $576, respectively)	440	2,789
Other assets, net	886	824
Total assets	$26,558	$25,361
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$2,123	$2,507
Accrued expenses and other current liabilities	3,463	3,244
Deferred merchant bookings	6,040	2,223
Short-term debt	855	500
Total current liabilities	12,481	8,474
Deferred income taxes	338	685
Operating lease liabilities	533	552
Long-term U.S. transition tax liability	516	711
Other long-term liabilities	157	172
Long-term debt	13,198	11,985
Total liabilities	27,223	22,579
Commitments and contingencies
Stockholders' (deficit) equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,014,532 and 63,780,528, respectively	—	—
Treasury stock: 27,973,942 and 25,917,558 shares, respectively	(36,319)	(30,983)
Additional paid-in capital	6,848	6,491
Retained earnings	29,097	27,541
Accumulated other comprehensive loss	(291)	(267)
Total stockholders' (deficit) equity	(665)	2,782
Total liabilities and stockholders' (deficit) equity	$26,558	$25,361

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Merchant revenues	$2,770	$1,749	$4,522	$2,799
Agency revenues	2,429	2,301	4,211	3,751
Advertising and other revenues	263	244	507	439
Total revenues	5,462	4,294	9,240	6,989
Operating expenses:
Marketing expenses	1,801	1,737	3,318	2,884
Sales and other expenses	666	465	1,208	804
Personnel, including stock-based compensation of $128, $108, $241, and $201, respectively	752	635	1,474	1,231
General and administrative	304	207	593	365
Information technology	144	137	281	271
Depreciation and amortization	121	107	241	218
Restructuring, disposal, and other exit activities	1	6	2	42
Total operating expenses	3,789	3,294	7,117	5,815
Operating income	1,673	1,000	2,123	1,174
Interest expense	(241)	(76)	(435)	(144)
Other income (expense), net	186	220	233	(735)
Income before income taxes	1,618	1,144	1,921	295
Income tax expense	328	287	365	138
Net income	$1,290	$857	$1,556	$157
Net income applicable to common stockholders per basic common share	$35.16	$21.15	$41.88	$3.86
Weighted-average number of basic common shares outstanding (in 000's)	36,678	40,512	37,147	40,715
Net income applicable to common stockholders per diluted common share	$34.89	$21.07	$41.51	$3.84
Weighted-average number of diluted common shares outstanding (in 000's)	36,964	40,665	37,471	40,927

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net income	$1,556	$157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	241	218
Provision for expected credit losses and chargebacks	135	113
Deferred income tax benefit	(389)	(165)
Net losses on equity securities	167	806
Stock-based compensation expense and other stock-based payments	241	201
Operating lease amortization	80	81
Unrealized foreign currency transaction losses (gains) related to Euro-denominated debt	34	(68)
Other	—	40
Changes in assets and liabilities:
Accounts receivable	(672)	(1,116)
Prepaid expenses and other current assets	(90)	(181)
Deferred merchant bookings and other current liabilities	3,129	4,861
Long-term assets and liabilities	194	(568)
Net cash provided by operating activities	4,626	4,379
INVESTING ACTIVITIES:
Purchase of investments	(12)	(12)
Proceeds from sale and maturity of investments	1,737	—
Additions to property and equipment	(180)	(195)
Other investing activities	2	(36)
Net cash provided by (used in) investing activities	1,547	(243)
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	1,893	—
Payment on maturity of debt	(500)	(1,102)
Payments for repurchase of common stock	(5,249)	(2,288)
Proceeds from exercise of stock options	109	5
Other financing activities	(40)	8
Net cash used in financing activities	(3,787)	(3,377)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(7)	(44)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	2,379	715
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	12,251	11,152
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$14,630	$11,867
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$1,324	$337
Cash paid during the period for interest	$356	$145

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
	Net income	$1,290	$857	$1,556	$157

(a)	Accruals related to settlements of indirect tax matters	23	—	62	—
(b)	Depreciation and amortization	121	107	241	218
(c)	Loss on assets classified as held for sale	—	—	—	36
(b)	Interest and dividend income	(266)	(24)	(494)	(27)
(b)	Interest expense	241	76	435	144
(d)	Net losses (gains) on equity securities	34	(181)	167	806
(e)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	8	(38)	34	(78)
(b)	Income tax expense	328	287	365	138
	Adjusted EBITDA	$1,778	$1,086	$2,364	$1,396
	Net income as a % of Total Revenues	23.6%	20.0%	16.8%	2.2%
	Adjusted EBITDA as a % of Total Revenues	32.6%	25.3%	25.6%	20.0%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		Three Months Ended June 30,		Six Months Ended June 30,
		2023	2022	2023	2022
	Net income	$1,290	$857	$1,556	$157

(a)	Accruals related to settlements of indirect tax matters	23	—	62	—
(c)	Loss on assets classified as held for sale	—	—	—	36
(d)	Net losses (gains) on equity securities	34	(181)	167	806
(e)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	8	(38)	34	(78)
(f)	Amortization of intangible assets	56	56	111	112
(g)	Interest received on refunded tax payments	—	—	(31)	—
(h)	Tax impact of Non-GAAP adjustments	(19)	82	(67)	(97)
	Non-GAAP Net income	$1,391	$776	$1,831	$937
	GAAP and Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	36,964	40,665	37,471	40,927
	Net income applicable to common stockholders per diluted common share	$34.89	$21.07	$41.51	$3.84
	Non-GAAP Net income applicable to common stockholders per diluted common share	$37.62	$19.08	$48.86	$22.89

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Six Months Ended June 30,
		2023	2022
	Net cash provided by operating activities	$4,626	$4,379
(i)	Additions to property and equipment	(180)	(195)
	Free cash flow	$4,445	$4,184
	Net cash provided by operating activities as a % of Total Revenues	50.1%	62.7%
	Free cash flow as a % of Total Revenues	48.1%	59.9%

(1) Amounts may not total due to rounding.

Notes:
(a)	Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(b)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(c)	Loss on assets classified as held for sale is recorded in Restructuring, disposal, and other exit activities and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(d)	Net losses (gains) on equity securities with readily determinable fair values and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Non-GAAP Net income.
(g)	Interest received on tax payments refunded pursuant to settlement with authorities is recorded in Other income (expense), net and Income tax expense, as applicable, and excluded from Net income to calculate Non-GAAP Net income.
(h)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Non-GAAP Net income.
(i)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Room Nights	157	183	151	198	246	240	211	274	268
Year/Year Growth	457.5%	43.9%	99.9%	99.7%	56.3%	31.5%	39.5%	38.3%	8.8%

Rental Car Days	13	13	11	15	16	16	14	19	20
Year/Year Growth	558.8%	44.0%	35.8%	53.0%	22.4%	24.9%	27.6%	22.7%	24.0%

Airline Tickets	4	4	4	5	6	6	6	8	9
Year/Year Growth	626.7%	154.8%	108.0%	69.1%	31.4%	45.1%	61.5%	73.3%	58.3%

Gross Bookings(2)	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Merchant	$6,665	$8,812	$7,136	$11,007	$15,097	$14,506	$13,263	$19,927	$21,122
Agency	15,290	14,872	11,875	16,286	19,448	17,614	14,031	19,500	18,570
Total	$21,956	$23,684	$19,011	$27,293	$34,545	$32,120	$27,294	$39,427	$39,692

Gross Bookings Year/Year Growth (Decline)
Merchant	764.4%	128.2%	222.2%	240.6%	126.5%	64.6%	85.9%	81.0%	39.9%
Agency	895.6%	56.2%	132.9%	87.1%	27.2%	18.4%	18.2%	19.7%	(4.5)%
Total	851.7%	77.0%	160.0%	128.7%	57.3%	35.6%	43.6%	44.5%	14.9%
Constant-currency Basis	802%	75%	164%	140%	73%	52%	58%	52%	16%

	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Total Revenues	$2,160	$4,676	$2,981	$2,695	$4,294	$6,052	$4,049	$3,778	$5,462
Year/Year Growth	243.2%	77.1%	140.7%	136.3%	98.7%	29.4%	35.8%	40.2%	27.2%
Constant-currency Basis	229%	76%	146%	146%	116%	47%	49%	47%	28%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.